Exhibit 99.1

Aterian Announces Fixed Cost Reduction Plan and Preliminary Fourth Quarter 2023 Results

Expected to Save $4.0 Million Annualized

On Target for Second Half 2024 Adjusted EBITDA Profitability

Fourth Quarter 2023 Net Revenue Range Improved to $31.2 Million to $32.0 Million

Expected Adjusted EBITDA Loss Range Improved to $(6.3) Million to $(5.5) Million

NEW YORK, February 14, 2024 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced a fixed cost reduction as part of the final steps of its previously announced SKU rationalization program. The Company also released certain preliminary fourth quarter 2023 results.

Fixed Cost Reduction Plan

The fixed cost reduction plan is expected to align the Company’s costs to what the Company believes will be the appropriate level as it drives towards adjusted EBITDA profitability in the second half of 2024. The Company expects to reduce its workforce by 21 employees and 27 contractors, primarily in the Philippines and Poland, and to recognize annualized savings of approximately $4.0 million. The Company expects to primarily complete the plan by the end of the first quarter 2024 and to recognize and pay restructuring charges, primarily related to severance, of $0.9 million in such quarter.

“Today's announcement reflects a continuation of earlier initiatives to focus, simplify and stabilize our core business and to reposition Aterian for profitability and growth. Arty and I are proud of our team’s efforts, and we expect further progress in the quarters to come. To our impacted colleagues, the decisions made were difficult, and Arty and I are deeply grateful for your contributions to Aterian. We wish each of you all the best,” said Joe Risico, Aterian’s Co-CEO.

As part of this plan, the Company has shifted the architecture of its technology platform, AIMEE, away from a fully internally developed model to an integrated third-party, best-of-breed model. This shift is expected to account for approximately $0.7 million of the expected annualized savings announced today.

“This shift to a best-of-breed integrated third-party approach, is not only expected to lead to cost-savings but is also expected to increase our speed and agility to support our push to an omnichannel strategy and address our continually changing marketplace environment,” said Arturo Rodriguez, Aterian’s Co-CEO and CFO; and he added “our technology will continue to be lead by our CTO, Roi Zahut, and we continue to believe being tech-enabled is the key to our future. Together, these changes have increased our optimism regarding our path to adjusted EBITDA profitability in the second half of 2024.”

Fourth Quarter 2023 Preliminary Net Revenue and Adjusted EBITDA Update

The Company announced an update to its previously stated net revenue and adjusted EBITDA ranges for the fourth quarter ended December 31, 2023. The Company expects net revenue to be in the range of $31.2 million to $32.0 million and adjusted EBITDA loss to be in the range of $(6.3) million to $(5.5) million.

The previously announced ranges of net revenue and adjusted EBITDA loss for the fourth quarter of 2023 were $28 million to $32 million and $(6.5) million and $(7.5) million, respectively. The Company’s cash balance as of December 31, 2023, as expected, will be approximately $20.0 million and borrowing under its credit facility is expected to be approximately $11.0 million.

The most directly comparable GAAP financial measure for adjusted EBITDA loss is net loss and we expect to report a net loss for the three months and year ended December 31, 2023, and a net loss for the second half of 2024, due primarily to interest, restructuring costs, and stock-based compensation expenses. We are unable to reconcile the forward-looking statement of adjusted EBITDA in this press release to its nearest GAAP measure because the nearest GAAP financial measure is not accessible on a forward-looking basis and reconciling such information is not available without unreasonable effort.

The net revenue and adjusted EBITDA information in this press release is based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary annual audit procedures and financial review.

The Company expects to report its final fourth quarter and fiscal year 2023 results on or about March 12, 2024.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart in the U.S. and on its own direct to consumer websites.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding, our goal to achieve adjusted EBITDA profitability in the second half of 2024, our expectations in the quarters to come, our expected reduction in workforce, the timing for completing our restructuring and expected costs associated therewith, our expected annualized savings and expected savings associated with shifting the architecture of our technology platform, any potential benefits associated with shifting the architecture of our technology platform, our projected fourth quarter net revenue and adjusted EBITDA, our expected cash balance as of December 31, 2023, the expected borrowings under our credit facility as of December 31, 2023. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our transition away from AIMEE toward a third party technology model, the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to generate profitability and stockholder value; our ability to maintain the listing of our shares on the Nasdaq Capital Market; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io